Exhibit 10.3

FIRST AMENDED AND RESTATED

MUELLER GROUP, INC.

KEY EMPLOYEE SEVERANCE PLAN

Effective as of March 1, 2003

I.              INTENT

Mueller Group, Inc. believes in mitigating potential financial hardship caused by a cessation of employment under certain circumstances. This Key Employee Severance Plan (this “Plan”) is intended to ensure that the interests of Eligible Employees (as defined below) and Mueller Group, Inc. and its subsidiaries and affiliated companies (collectively, the “Company”) are appropriately considered if and when such a cessation of employment occurs. As of its effective date, this Plan supersedes and completely replaces any prior severance or termination plan, practice or policy previously applicable to any Eligible Employee and this Plan shall be effective with regard to any Change of Control (defined below) that occurs with regard to the sale or attempted sale by the DLJ Entities (as defined below) or while the DLJ Entities own a majority of the outstanding equity of the Holding Company (as defined below) of all or substantially all of the equity or assets of the Company, Holding Company or of the companies, taken as a whole, that are owned directly or indirectly by the Company.

II.            SCOPE

This Plan extends to those employees of the Company listed on Exhibit I attached hereto, as may be amended from time to time as “Class A Employees” (the “Class A Employees”) or as “Class B Employees” (the “Class B Employees;” the Class A Employees and the Class B Employees, collectively, the “Eligible Employees”).

III.           POLICY

In accordance with Section I above, Severance Pay (as defined below) shall be paid to any Eligible Employee:

(a)           who is terminated by the Company because of lack of work, the elimination of the Eligible Employee’s position or any other reason other than Cause (as defined below); or

(b)           who resigns as a result of a Constructive Termination Without Cause (as defined below).

in either case where such cessation of employment occurs within 12 months following a Change of Control. “Severance Pay” shall equal: (x) for each Class A Employee, 18 months of such Class A Employee’s annual base salary (at the rate in effect on the effective date of his or her cessation of employment); or (y) for each Class B Employee,

12 months of such Class B Employee’s annual base salary (at the rate in effect on the effective date of his or her cessation of employment).

Payment of such amount shall be made in equal monthly installments commencing on the first payroll date after the effective date of the Eligible Employee’s cessation of employment, subject to Section VI for any Eligible Employee who is rehired while or after receiving Severance Pay.

The provision of Severance Pay is conditioned upon the Eligible Employee’s execution of a release of claims against the Company in the form provided by the Company.

IV.           EXAMPLES

Set forth below are some (but not all) situations in which an Eligible Employee shall be entitled to Severance Pay and some (but not all) situations in which an Eligible Employee shall not be entitled to Severance Pay.

A.            Examples of cessations of employment for which Severance Pay is granted:

•                                          A reduction in force that results in a lack of work for the Eligible Employee or in the elimination of the Eligible Employee’s position.

•                                          The lack of a position after an Eligible Employee returns from a medical leave of absence. The Company shall comply in all respects with the Americans with Disabilities Act, the Family and Medical Leave Act and all other applicable law in placing Eligible Employees when they are able to return to work after their medical leaves of absence, as determined by a written doctor’s clearance which must be submitted to the Board of Directors. The Company shall endeavor to return such Eligible Employees to their positions. However, the ability of the Company to accomplish the objective of the previous sentence depends upon various factors (including business conditions, the ability of the Eligible Employee to perform his or her duties and responsibilities with his or her available skills, the length of the Eligible Employee’s leave and Americans with Disabilities Act accommodations, if requested). Eligible Employees who are unable to return to their positions because of such factors shall receive Severance Pay in accordance with this Plan.

•                                          A sale or other transfer by the Company of a subsidiary or other business unit with which the Eligible Employee is associated (including a facility or other assets) to a successor, other than the

Company or its affiliates, where the Eligible Employee is not offered continuing employment by the successor.

B.            Examples of cessations of employment for which Severance Pay is not granted:

•                                          Death.

•                                          Total Disability.

•                                          Voluntary resignation for any reason other than a Constructive Termination Without Cause.

•                                          Retirement.

•                                          Failure to return to work after an approved leave of absence, other than (i) as described in Section IV.A. or (ii) where such failure is formally approved by the Board of Directors.

•                                          Discharge for Cause.

•                                          A sale or other transfer by the Company of a subsidiary or other business unit with which the Eligible Employee is associated (including a facility or other assets) to a successor other than the Company or its affiliates, where the Eligible Employee is offered continuing employment by the successor.

V.            FUNDING

The Company (or its successor) shall pay Severance Pay from its current operating funds. No property of the Company is or shall be, by reason of this Plan, held in trust for any employee of the Company, nor shall any person have any interest in or any lien or prior claim upon any property of the Company by reason of this Plan or the Company’s obligations to make payments under this Plan.

VI.           RE-EMPLOYMENT

The payment of Severance Pay to any Eligible Employee who is rehired by the Company or its affiliates while receiving such Severance Pay shall cease immediately.

If an Eligible Employee is rehired by the Company or its affiliates while or after receiving any Severance Pay and such employment thereafter ceases in a manner that qualifies him or her for Severance Pay, such Severance Pay shall be adjusted to reflect any amounts previously received as Severance Pay, as determined in good faith by the Company’s Board of Directors (“Board of Directors”).

VII.          SET-OFF

Any Severance Pay of any Eligible Employee shall be reduced by any other severance benefits, pay in lieu of notice or other similar benefits payable to the Eligible Employee from or on behalf of the Company or any prior employer of the Eligible Employee, which becomes payable on account of his or her cessation of employment pursuant to:

(a)           any applicable law, statute, regulation, court order or other legal requirement, including without limitation, the Worker Adjustment and Retraining Notification Act, as amended from time to time;

(b)           a written employment or severance agreement with the Company;

(c)           any Company policy providing for an employee to remain on the payroll for a limited period of time after he or she is given notice of his or her termination of employment; or

(d)           any other obligation by any other individual or entity other than the Company to provide a payment to the Eligible Employee in the event of an involuntary termination of his or her employment.

VIII.        ADMINISTRATION

This Plan shall be administered by the Board of Directors of the Holding Company. For purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), the Board of Directors of the Company shall be the “administrator” and the “named fiduciary” with respect to the general administration of this Plan.

The Board of Directors may, in its discretion, delegate its duties to a committee of the Board of Directors or to one or more named administrator or administrators.

The Board of Directors shall have absolute discretion to construe and interpret any and all provisions of this Plan and to decide all matters of fact in granting or denying benefit claims, including without limitation the discretion to resolve ambiguities, inconsistencies or omissions conclusively; provided, however, that all such discretionary interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Eligible Employees who are similarly situated. The decisions of the Board of Directors upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

No member of the Board of Directors shall have any right to vote or decide upon any matter relating solely to himself or herself under this Plan or to vote in any case in which his or her individual right to claim any benefit under this Plan is particularly involved.

In any case in which a member of the Board of Directors is so disqualified to act , the Board of Directors of the Holding Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he or she is disqualified.

The members of the Board of Directors shall not receive compensation with respect to their services for the Board of Directors solely with respect to administering this Plan. To the extent required by ERISA or other applicable law, or required by the Company, members of the Board of Directors shall furnish bond or security for the performance of their duties under this Plan, which shall be paid pursuant to the last paragraph of this Section VIII.

The reasonable expenses incident to the administration of this Plan, including the compensation of legal counsel, advisors, other technical or clerical assistance as may be required, the payment of any bond or security pursuant to this Plan and any other expenses incidental to the operation of this Plan, which the Board of Directors determines are proper, shall be paid by the Company.

Expenses of this Plan may be prorated among entities comprising the Company, as determined by the Board of Directors.

IX.           INDEMNIFICATION

The Company shall indemnify and hold harmless each member of the Board of Directors and each employee of the Company who is a fiduciary under this Plan against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities relating to this Plan, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such individual’s own gross negligence or willful misconduct. Expenses against which such person shall be indemnified under this Plan include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

X.            CLAIMS PROCEDURES

The Board of Directors shall determine the rights of any Eligible Employee or former Eligible Employee of the Company to any Severance Pay under this Plan. Any such individual who believes that he or she has been denied Severance Pay under this Plan to which he or she believes that he or she is entitled may file a claim in writing with the Board of Directors. The Board of Directors shall, within 90 days after receipt of a claim, either allow or deny the claim in writing. If a claimant does not receive written notice of the decision on his claim within 90 days, the claim shall be deemed to have been denied in full.

Within 60 days after any denial of a claim, the denial maybe appealed by filing a written request with the Board of Directors which shall conduct a review and file a written decision thereof. Written decisions shall be written in a manner intended to be understood by the claimant and shall state the specific reasons for the decision and the Plan provisions on which the decision was based and shall, to the extent permitted by law, be binding on all interested persons.

XI.           AMENDMENT OR TERMINATION OF THIS PLAN

Notwithstanding any communication, either oral or written, made by the Company, the Board of Directors or any other individual or entity, Mueller Group, Inc. reserves the absolute and unconditional right to amend this Plan from time to time, including without limitation, the right to reduce or eliminate benefits provided pursuant to the provisions of this Plan as such provisions currently exist or may hereafter exist; provided that any amendment that would adversely affect an Eligible Employee shall not be effective without the consent of the affected Eligible Employee. All amendments to this Plan shall be (a) authorized or ratified by the Board of Directors and (b) in writing and signed by an authorized officer of Mueller Group, Inc. Any oral statements or representations made by the Company, the Board of Directors or any other individual or entity that alter, modify, amend or are inconsistent with the written terms of this Plan shall be invalid and unenforceable and may not be relied upon by any person.

Notwithstanding any communication, either oral or written, made by the Company, the Board of Directors or any other individual or entity, Mueller Group, Inc. reserves the absolute and unconditional right to terminate this Plan, in whole or in part with respect to some or all Eligible Employees; provided that any termination that would adversely affect an Eligible Employee shall not be effective without the consent of the affected Eligible Employee. Any such termination of this Plan shall be authorized or ratified by the Board of Directors of the Holding Company.

In the event of an amendment to or termination of this Plan as provided under this Section XI, each Eligible Employee shall have no further rights under this Plan, and the Company shall have no further obligations under this Plan, except as otherwise specifically provided under this Plan; provided, however, that no amendment or termination shall be made that would reduce any accrued benefits arising from incurred but unpaid claims of Eligible Employees existing prior to the effective date of such amendment or termination.

XII.         MISCELLANEOUS

Neither this Plan nor any provisions contained in this Plan shall be construed to be a contract between the Company and an Eligible Employee, or to be consideration for, or an inducement of, the employment of any Eligible Employee by the Company. Nothing contained in this Plan shall grant any Eligible Employee the right to be retained in the service of the Company or limit in any way the right of the Company to discharge or to terminate the service of any Eligible Employee at any time, without regard to the effect such discharge or termination may have on any rights under this Plan.

Except as the Board of Directors may otherwise permit by rule or regulation, no interest in or benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any action by an Eligible Employee to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and of no effect, nor shall any interest in or benefit payable under this Plan be in any way subject to any legal or equitable process, including without limitation, garnishment, attachment, levy or seizure, or to the lien of any person. This provision shall be construed to provide each Eligible Employee, or other person claiming any interest or benefit in this Plan through a Eligible Employee, with the maximum protection permitted by law against alienation, encumbrance and any legal and equitable process, including without limitation, attachment, garnishment, levy, seizure or other lien, afforded his or her interest in this Plan (and the benefits provided under this Plan) by law and any applicable regulations. Notwithstanding the preceding sentence, however, the Company may withhold from any amounts payable under this Plan such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

In case any provision of this Plan is held to be illegal, invalid or unenforceable for any reason, such illegal, invalid or unenforceable provision shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision had not been included in this Plan.

Except to the extent that ERISA or any other federal law applies to this Plan and preempts state law, this Plan shall be construed, enforced and administered according to the laws of the state of New York.

XIII.        DEFINITIONS

For purposes of this Plan, the following definitions shall apply:

(a)           “Cause” means, with respect to any Eligible Employee, the Eligible Employee’s (i) failure to act in accordance with the lawful instructions of the Board of Directors of the Holding Company or his or her superiors (other than where such failure results from the Eligible Employee’s death or Total Disability, as defined below), where the Eligible Employee refuses to remedy such failure after notification; (ii) any willful violation by the Executive of any of the Company’s policies of which the Executive has been given prior notice and which violation is demonstrably detrimental to the best interests of the Company or its affiliates (other than where such failure results from the Eligible Employee’s death or Total Disability), where the Eligible Employee refuses to remedy such failure after notification; (iii) commission of a felony arising from or any act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company or its affiliates or any other felonious conduct on the part of the Eligible Employee that is demonstrably detrimental to the best interests of the Company or its affiliates; (iv) being repeatedly under the influence of illegal drugs or alcohol; or (v) commission of any other willful act that is demonstrably injurious to the financial condition or business reputation of the Company or its affiliates, including the Eligible Employee’s breach of the provisions of any written noncompetition, nonsolicitation or confidentiality covenant in favor of the Company binding upon the Eligible Employee; provided, however, that a finding of Cause shall only be determined by the Board of Directors in good faith.

(b)           “Change of Control” means:

(i)            any “person” (as such term is used in Section 3(a)(9) and l3(d)(3) of the Securities Exchange Act of 1934, as amended from time to time), other than (A) the DLJ Entities (as defined in the Stockholders Agreement) and/or their respective Permitted Transferees (as defined in the Stockholders Agreement) or (B) any “group” (within the meaning of such Section 13(d)(3)) of which the DLJ Entities constitute a majority (on the basis of ownership interest), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Holding Company representing more than 51% of the combined voting power of the Holding Company’s then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally;

(ii)           a sale or transfer by the Holding Company or any of its subsidiaries of all or substantially all of the consolidated assets of the Company and/or of its subsidiaries to an entity which is not an affiliate of the Company prior to such sale or transfer; provided, however, that such a sale or transfer shall not constitute a Change of Control with respect to any Eligible Employee who is not associated with the entity or the assets being so sold or transferred; or

(iii)          approval by the stockholders of the Holding Company of a liquidation or dissolution of the Holding Company.

(c)           “Constructive Termination Without Cause” means, with respect to any Eligible Employee, a termination of the Eligible Employee’s employment at his or her initiative following the occurrence, without the Eligible Employee’s prior written consent, of one or more of the following events:

(i)            the material diminution of the Eligible Employee’s position, duties or responsibilities as in effect immediately prior to a Change of Control,  excluding immaterial actions not taken in bad faith and which, if capable of being remedied, are remedied by the Company within 30 days after receipt of notice thereof given by the Eligible Employee; or

(ii)           the Company relocates its principal offices, or requires the Eligible Employee to have his or her principal location of work changed, to any location that is in excess of 100 miles from the location thereof on the date immediately prior to a Change of Control (other than any relocation recommended or approved by the Eligible Employee).

(d)           “Holding Company” means Mueller Water Products, Inc.

(e)           “Stockholders Agreement” means the Stockholders Agreement dated as of August 16, 1999 among (i) the Company, (ii) DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJMB Funding II, Inc., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. and (iii) certain other persons listed on the signature pages thereof, as amended from time to time.

(f)            “Total Disability”, with respect to any Eligible Employee, shall be deemed to have occurred if the Eligible Employee shall have been unable to perform the duties of his or her employment due to mental or physical incapacity for a period of 6 consecutive months or for any 12 months in any period of 24 consecutive months.